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EXHIBIT 16

                             EDWARD B. STONEHOCKER
                          Certified Public Accountant
                        15 West South Temple, Suite 1090
                           Salt Lake City, Utah 84101
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September 20, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentleman:

We have read item 4 of INTER-CONTINENTAL SERVICES CORPORATION Form 8-K dated September 17, 2001, and are in agreement with the statements in item 4 contained therein.



Very truly yours,


/S/ EDWARD B. STONEHOCKER
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EDWARD B. STONEHOCKER
Salt Lake City, Utah